Exhibit 16.1

April 2, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Zapata Computing Holdings Inc. (the “Company”) under Item 4.01 of its Form 8-K dated March 28, 2024. We agree with the statements concerning our Firm, in which we were informed of our dismissal on March 28, 2024, in such Form 8-K; we are not in a position to agree or disagree with other statements of the Company contained therein.

Very truly yours,

/s/ Marcum LLP

Marcum LLP